EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Waste Services, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-117912), on Form S-3/A (File No. 333-116795), and Form S-3 (File No. 333-139573) of our reports dated March 7, 2008, relating to the consolidated financial statements of Waste Services, Inc. and the effectiveness of Waste Services, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO Seidman, LLP

West Palm Beach, Florida
March 7, 2008